Exhibit 10

          THIS STOCK PURCHASE AGREEMENT (“Purchase Agreement”) is made as of August 20, 2012, by and between Horizon Investment Club Limited, in its capacity as authorized agent and representative for its agents, shareholders and investors (“Buyer”) and Mr. Liang Kwong Lim (“Seller”), in his capacity as authorized agent and representative of the holders of 6,000,000 shares of common stock of Theron Resource Group, a Wyoming corporation (the “Company”).

RECITALS

A.           Seller, as authorized agent and representative of the holders of 6,000,000 shares of common stock of the Company (the “Shareholders”), desires to sell, and Buyer, as authorized agent and representative for the holders of 6,000,000 shares of common stock of Buyer, agents and investors in Buyer (“Buyer Parties”), desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of the Company, for the consideration and on the terms set forth in this Agreement.

B.           The Shareholders own 75.9% of the issued and outstanding capital stock of the Company, which ownership interest is set forth on Exhibit A.

C.           Upon the Closing, the Buyer will distribute the Shares acquired from Seller to certain of the Buyer Parties.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

          1.      Purchase and Sale of Stock.

                                1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

                                1.2      Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of [please specify] on the date of this Agreement (the “Closing Date”).

                                1.3      Purchase Price. The total purchase price for the transaction be paid at closing (the “Purchase Price”) will be $283,000. The total amount of $283,000 has to be deposited within 3 working days after the execution of the Purchase Agreement. The purchase price for the Shares will be $283,000, which equals approximately 75.9% cents per share.

          2.      Closing Obligations. At the Closing:

                                2.1      Seller will deliver to Buyer:

          (1)      certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank (medallion guarantee) or in some case, with lawyer witnessed signature, for transfer to Buyer or Buyer’s designee;

          (2)      minutes or resolutions of the Board of Directors of the Company and a majority of the Shareholders approving the transactions contemplated hereby;

          (3)      updated and executed resignation letters from each of the officers and directors of the Company;

          (4)      minutes or resolutions of the Board of Directors of the Company and a majority of the Shareholders appointing the individuals nominated by the Buyer as officers and directors of the Company, and providing such officers and directors with necessary corporate authority including without limitation authority to establish banking accounts and establish signature authority for the Company and authority to transfer shares of the Company’s capital stock working with the Company’s transfer agent, with effect from the Closing;

          (5)      a certificate of good standing for the Company from the Secretary of State of Wyoming dated within five (5) days of the Closing Date;

          (6)      all of the books and records of the Company, including without limitation all material agreements of the Company, and all other corporate and accounting books, records and documents of the Company;

          (7)      Olde Monmouth Stock Transfer Co. Inc. will remain as transfer agent.

Buyer will deliver to Sellers the Purchase Price by wire transfer to accounts specified by the Seller.

          3.      Representations and Warranties of Seller. Seller represents and warrants to Buyer, except as disclosed in the Disclosure Schedules attached hereto, numbered to correspond to the representation and warranty to which it is an exception, as follows. As used herein, “Knowledge” of the Seller means, at all relevant times before and as of the Closing, the actual knowledge after due inquiry (including, where applicable, making inquiries of the officers and directors of the Company) of the following representatives of Seller: Aspen Asset Management.

                                3.1      Organization and Good Standing.

          (1)      The Company is a Wyoming corporation. The Company’s capitalization is set forth on Exhibit A. The Company has no subsidiaries nor any ownership interest in any other individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or department, agency or political subdivision thereof or any equivalent entity (each a “Person”). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (2)      Seller has delivered to Buyer copies of the Articles of Incorporation and the By-Laws of the Company, and any amendments thereto, in each case as currently in effect (the “Organizational Documents”).

                                3.2      Authority; No Conflict

          (1)      Seller has the necessary corporate power and authority and the necessary authority as an authorized representative of the Shareholders to enter into this Agreement and to perform all other acts to be performed by it in connection with the transactions contemplated hereby. Seller’s execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part.

          (2)      Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company or the equivalent organizational or charter documents of Seller, or (B) any resolution adopted by the board of directors or the shareholders of the Company; (ii) contravene, conflict with, or result in a violation of, or give any federal, state, local, municipal, foreign, international, or multinational governmental body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign, international, or multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (“Legal Requirement”) or any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other federal, state, local, municipal, foreign, international, or multinational governmental body or by any arbitrator (“Order”) to which the Company or Seller, or any of the assets owned or used by the Company, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any federal, state, local, municipal, foreign, international, or multinational governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any governmental body or pursuant to any Legal Requirement (“Governmental Authorization”) that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any tax, levy, assessment, tariff, duty, deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any federal, state, local, municipal, foreign, international, or multinational governmental body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee (including without limitation any tax in respect of income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, gift tax, estate tax, personal property sales, use, transfer registration, value added, alternative or add-on minimum, estimated or other tax) (“Tax”); (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other federal, state, local, municipal, foreign, international, or multinational governmental body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which the Company is a party; or (vii) result in the imposition or creation of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (“Encumbrance”) upon or with respect to any of the assets owned or used by any the Company.

                                3.3      Notice and Consents. Other than filings the Company is required to make with the SEC, neither Seller nor the Company is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

                                3.4      Capitalization. The authorized equity securities of the Company consist of 500,000,000shares of Common Stock, par value $0.001 per share, of which7,900,000shares are issued and outstanding and constitute the Shares. Of the 7,900,000 issued and outstanding Shares, 1,900,000 shares are currently free trading. Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares as set forth on Exhibit A, free and clear of all Encumbrances (other than restrictions applicable to the Restricted Shares under the Act and under the securities laws of applicable states or any rules or regulations promulgated thereunder). All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and no assessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The Company is a reporting company under the Securities Exchange Act of 1934. The Company is not, and is not required to be, a reporting Company under the British Columbia Securities Act. The Restricted Shares are being sold pursuant to a valid exemption from registration under the Act.

                                3.5      Financial Statements. Seller has delivered to Buyer: (a) a balance sheet of the Acquired Companies as at [ ] (including the notes thereto, the "Balance Sheet"), and the related statements of operations, stockholders' equity, and cash flows for the fiscal year then ended, together with the report thereon of the Company’s independent registered public accountants. Such financial statements and notes fairly present the financial condition and the results of operations, stockholders' equity, and cash flows of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

                                3.6      Books and Records. The books of account, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The books of the Company contain accurate and complete records of all meetings held, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Board of Directors of the Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the books and records of the Company will be in the possession of the Buyer.

                                3.7      Real Property. The Company does not own and has never owned or leased any real property.

                                3.8      No Operations; Accounts Receivable; Inventory; Insurance; Contracts.

          (1)      The Company has no operations, accounts receivable, or inventory. The Company is not a party to any policies of insurance and neither the Company nor the directors of the Company is or has been covered under any policies of insurance.

          (2)      Seller has provided Buyer with copies of all material written contracts of the Company and summaries of all material oral contracts of the Company (each a “Contract” and collectively, the “Contracts”). The Contracts are valid and binding obligations of the parties thereto and enforceable against such parties in accordance with their respective terms. The Company and each other party thereto have complied in all material respects with each Contract and the Company and each other party thereto have not caused or permitted to occur a material default under any of such Contracts, nor has the company granted or been granted any material waiver or forbearance with respect to any of such Contracts. Neither Seller nor the Company has been informed that any other party to a Contract intends to terminate, to fail to renew or to seek to materially amend any such Contract and there is no fact, event or condition that could reasonably be expected to result in any such termination, failure to renew or amendment that could result in a material adverse effect on the Company.

                                3.9      No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the respective dates thereof.

                                3.10      Taxes. The Company has filed or caused to be filed on a timely basis all Tax Returns that it has been required to file. All Tax Returns filed by the Company are true, correct, and complete in all respects. The Company has paid or caused to be paid on a timely basis (i) all Taxes shown as due on such Tax Returns and (ii) all Taxes it otherwise was or is required to pay, except such Taxes, if any, for which payment is not yet due and payable or as are being contested in good faith, in each case as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. The Company has not requested or been granted any extension of time to file any Tax Return. The Company has not granted any waiver or extension (or is or would be subject to a waiver or extension granted by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable. The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. The Company has not received at any time any notice of audit by any governmental Tax authority or any oral or written assessment or proposed assessment, and is not aware of any pending audit or facts that would give rise to any assessment or proposed assessment. All Taxes that the Company is or was required to withhold or collect with respect to any employee, independent contractor, shareholder or other third party have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental Tax authority. There is no Tax sharing agreement that will require any payment by the Company after the date of this Agreement. As used in this Agreement, “Tax Return” means any return, declaration, report, information return or report, election, claim for refund or other statement or form relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                3.11      No Material Adverse Change. Except as set forth in Part 3.11 of the Disclosure Schedules, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

                                3.12      Employee Matters. As used in this Section 3.12, the following terms have the meanings set forth below.

          "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

          "Company Plan" means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

          "Company VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

          "ERISA Affiliate" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC Section 414.

          "Multi-Employer Plan" has the meaning given in ERISA Section 3(37)(A).

          "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

          "Plan" has the meaning given in ERISA Section 3(3).

          "Plan Sponsor" has the meaning given in ERISA Section 3(16)(B).

          "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

          "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

          "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

          "Welfare Plan" has the meaning given in ERISA Section 3(1).

          (1)      Since its inception, the Company has had [ ] officers who are also the only directors and major shareholders of the Company. The Company has no employees. The officers do not work for the Company on a full-time basis and neither has received or is entitled to receive, in their capacity as either an officer or director, any compensation from the Company.

          (2)      The Company is and has been in material compliance with all applicable Legal Requirements regarding employment and employment practices, terms and conditions of employment, wages and hours and is not and has not been engaged in any unfair labor practice, and there is no claim pending or, to Seller’s Knowledge, threatened against the Company or its employees, agents or representatives in respect of any such matter.

          (3)      The Company has, and since its inception has had, no Company Plans, Company Other Benefit Obligations, and Company VEBAs, and Qualified Plans, Title IV Plans, or Multi-Employer Plans.

          (4)      Since its inception, the Company has had no ERISA Affiliates.

          (5)      The Company has no liability for post-retirement benefits. The Company provides no health or welfare benefits for any retired or former employee or is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

          (6)      The Company has no personnel, payroll, or employment manuals or policies. Since its inception, the Company has not been party or otherwise subject to any collective bargaining agreements and has made no contributions and owes no obligations pursuant to any collective bargaining agreements.

          (7)      Since its inception, the Company has neither given notices to nor received any notices from the IRS, the PBGC, the Department of Labor or any other Person pertaining to employee matters in this Section 3.12.

          (8)      No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that could have an adverse economic consequence to the Company or to Buyer.

          (9)      Neither Seller nor the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

          (10)     Neither Seller nor the Company has Knowledge of any facts or circumstances that may give rise to any liability of Seller, or the Company, or Buyer to the PBGC under Title IV of ERISA.

          (11)     No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC Section 280G or Section 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (12)     Since its inception, the Company has no Plan that is a “nonqualified deferred compensation plan” within the meaning of IRC Section 409A.

          (13)     The consummation of the transactions contemplated hereby will not result in the payment, vesting, acceleration or increase of any benefit.

                                3.13      Compliance With Legal Requirements; Orders; Governmental Authorizations.

          (1)      The Company is and at all times since its inception has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. The Company has not received any written notice asserting any noncompliance in any material respect by it with any applicable Legal Requirement. The Company is not in default with respect to any Order in any respect material to the business of the Company or the transactions contemplated hereby.

          (2)      Each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company is valid and in full force and effect, and the Company is, and at all times since its inception has been, in compliance in all material respects with all of the terms and requirements of each such Governmental Authorization. The Company holds, and at all times since its inception has hale, all Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets. To Seller’s Knowledge, there are no claims of violation by the Company of any Governmental Authorization. All applicable governmental bodies that have issued any Governmental Authorization have consented or before the Closing will have consented (in each case where such consent is necessary) to the completion of the transactions contemplated hereby without requiring modification of the Company’s rights or obligations under such Governmental Authorizations.

                                3.14      Legal Proceedings. There is no litigation, proceeding or investigation pending or, to Seller’s Knowledge, threatened against the Company that may affect the business, property, assets, condition (financial or otherwise) or prospects of the Company or that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement

                                3.15      Absence of Certain Changes and Events. Except as set forth in Part 3.15 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course of business consistent with past practice and there has not been any:

          (1)      change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (2)      amendment to the Organizational Documents of the Company;

          (3)      payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (4)      adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (5)      damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

          (6)      entry into, termination of, or receipt of notice of termination of Contract;

          (7)      sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (8)      cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $25,000;

          (9)      material change in the accounting methods used by the Company; or

          (10)     agreement, whether oral or written, by the Company to do any of the foregoing.

                                3.16      Environmental Matters. As used in this Section 3.16, the following terms have the meanings set forth below:

"Environmental Law"--any Legal Requirement that requires or relates to the protection of human health or the environment applicable to the operations of the Company and any applicable Orders, Governmental Authorizations, or other authorizations or mandates under such statutes, ordinances or regulations, as the same exist as of the Closing Date.

“Hazardous Substance” means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law and includes without limitation petroleum oil and its fractions..

          (1)      The Company is, and has been at all times, in compliance with all Environmental Laws. The Company has all permits required under Environmental Laws in connection with the prior and current operation of their businesses. The Company has not received written notice of any past, present or anticipated future events, conditions, activities, investigation, studies, plans or proposals that (a) would interfere with or prevent compliance by the Company with any Environmental Law, or (b) may give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving the Company and related in any way to Hazardous Substances or Environmental Laws.

          (2)      The Company has disclosed and made available to Buyer true, complete and correct copies or results of any reports, studies, analysis, tests, monitoring, correspondence with governmental bodies or other documents in the possession of or initiated by the Company or otherwise known to the Company and pertaining to the existence of Hazardous Substances, to compliance with Environmental Laws, or to any other environmental concern relating to the Company or the business of the Company.

                                3.17 Advance Deposits. Seller acknowledges that all advance deposits received from Buyer or its agents prior to the date of this Agreement for the purchase of the Shares, or the holding of the Shares for future purchase, are refundable to Buyer, in the case of Seller’s lack of good faith in closing the purchase and sale of the Shares, as contemplated in this Agreement.

                                3.18      Intellectual Property. The Company owns, free and clear of any Encumbrance, or have the right to use, its intellectual property rights. The Company has not received any written claim or demand of any Person, and is not a party to any proceeding pending or, to Seller’s Knowledge threatened, which challenges the rights of the Company in respect of the Company’s intellectual property rights. To Seller’s Knowledge, the Company has not infringed any intellectual property rights held, owned or used by any third party, and none of the Company’s intellectual property rights is being infringed by others or otherwise misappropriated or used by others in violation of such intellectual property rights.

                                3.19      Certain Interests; Indebtedness.

          (1)      Other than by ownership of the Shares, neither Seller nor any of the Shareholders have any material direct or indirect interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company’s business, and neither Seller nor any of the Shareholders is indebted to the Company.

          (2)      The Company has no indebtedness owed to any Person.

                                3.20      Brokers or Finders. Seller and the Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          4.      Representations and Warranties of Buyer. Buyer represents and warrants to Buyer, except as disclosed in the Disclosure Schedules attached hereto, numbered to correspond to the representation and warranty to which it is an exception, as follows.

                                4.1      Organization and Standing. Buyer is a corporation duly organized and validly existing under the laws of the State of Wyoming.

                           4.2      Authority; No Conflict

          (1)      Buyer has the necessary corporate power and authority and the necessary authority as an authorized representative of the Shareholders in its capacity as authorized agent and representative for its agents, shareholders and investors to enter into this Agreement and to perform all other acts to be performed by it in connection with the transactions contemplated hereby. Seller’s execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part

          (2)      The execution, delivery and performance of this Agreement by Buyer (a) do not require (i) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over Buyer or of any third party or (ii) the submission or filing of any notice, report or other filing with any governmental or regulatory authority having jurisdiction over Buyer; (b) will not violate the corporate charter and other organizational documents of Buyer; (c) will not violate any Legal Requirement or Order applicable to Buyer; and (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument, license or permit individually or in the aggregate material to the transactions contemplated hereby and to which Buyer is subject.

          (3)      Litigation and Administrative Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

                           4.3      Buyer Parties. Buyer is acquiring the Shares for the account of certain of the Buyer Parties. Each of the Buyer Parties purchasing the Restricted Shares with Buyer as his or her authorized agent and representative is a foreign investor or, if a natural person resident in the United States, he or she is an “accredited investor” as defined in Rule 501 promulgated under the Act.

                           4.4      Restricted Shares. Buyer Parties are aware that the sale of the Restricted Shares has not been registered under the Act or applicable state securities laws, that the Restricted Shares must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available, and that the Company is under no obligation to register the Shares.

          5.      Post-Closing Covenants.

                                5.1      General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under this Agreement.

                                5.2      Litigation Support. If and for so long as either party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated in this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or before the Closing Date involving the Company, the other party shall reasonably cooperate with it and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest.

          6.      Indemnification by Seller.

                                6.1      Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, shareholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (1)      any Breach of any representation or warranty made by Seller in this Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement;

          (2)      any Breach by Seller of any covenant or obligation of such Seller in this Agreement;

          (3)      any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with the transactions contemplated hereby; and

          (4)      any Taxes owed by the Company for any periods ending on or before the Closing Date.

                                6.2      The remedies provided in this Section 6.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

          7.      Indemnification by Buyer. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

          8.      Time Limitations. Other than with respect to the indemnification obligations in Section 6.1(4) which shall survive indefinitely, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing date Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

          9.      Procedure for Indemnification – Third Party Claims.

                                9.1      Promptly after receipt by an indemnified party under Section 6 or Section 7 of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator (“Proceeding”) against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                                9.2      If any Proceeding referred to in Section 9.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                                9.3      Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                                9.4      Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

          10.      Procedure for Indemnification – Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought.

          11.      General Provisions.

                              11.1      Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

                             11.2      Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which any third parties will be informed of the transactions contemplated hereby, and Buyer will have the right to be present for any such communication.

                           11.3      Confidentiality. Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                           11.4      Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Seller:	Liang Kwong Lim
Room 318, Peninsula Centre, 67 Mody Road,
With a copy, which shall not	Kowloon, Hong Kong
constitute notice, to:

If to Buyer:	Horizon Investment Club
13/F., 80 Glocuster Road, Wanchai, Hong
Kong

With a copy, which shall not
constitute notice, to:

                                11.5      Jurisdictions; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the [please specify], or, if it has or can acquire jurisdiction, in the [please specify] and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                                11.6      Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                                11.7      Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement

                                11.8      Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                                11.9      Assignments, Successor, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                                11.10     Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                         11.11     Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                           11.12     Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                           11.13     Governing Law. This Agreement will be governed by the laws of the [please specify] without regard to conflicts of laws principles.

                           11.14     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

SELLER:

LIANG KWONG LIM

By:   /s/ Liang Kwong Lim
        Liang Kwong Lim

BUYER:

HORIZON INVESTMENT CLUB LIMITED

By:   /s/ Michael Chan
        Michael Chan, President